UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

(610) 424-4515
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(b) and (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2024, following discussions initiated by the Chief Executive Officer of AdaptHealth Corp. (the “Company”) and members of the Company’s board of directors (the “Board”), the Company and Joshua Parnes, the Company’s President, mutually agreed that Mr. Parnes will resign from all positions that he holds with the Company and its affiliates, effective as of 11:59 p.m. E.D.T. on August 31, 2024 (the “Transition Date”), except that Mr. Parnes will continue to serve as a non-executive member of the Board until December 31, 2024 (the “Separation Date” and the period from the Transition Date to the Separation Date being referred to as the “Board Service Period”).

In connection with foregoing, the Company entered into a transition and separation agreement with Mr. Parnes, dated July 2, 2024 (the “Transition Agreement”) pursuant to which the parties agreed to treat Mr. Parnes’ resignation as a termination by the Company without “cause” as of the Transition Date for purposes of his previously disclosed Employment Agreement with the Company, dated March 20, 2019 (the “Employment Agreement”), and any outstanding equity awards granted pursuant to the Company’s Second Amended and Restated 2019 Stock Incentive Plan or any predecessor thereof (the “Plan”). Mr. Parnes will be entitled to receive the contractual severance set forth in the Employment Agreement on a termination by the Company without “cause”, a prorated annual bonus for the 2024 fiscal year, subsidized COBRA coverage during the Board Service Period at the active employee rate, and his then-outstanding equity awards will be treated in accordance with the terms of the Plan and the applicable award agreements as though his employment was terminated by the Company without “cause” as of the Transition Date and without regard to his change in status from employee to non-executive director during the Board Service Period. Pursuant to the Transition Agreement, Mr. Parnes has agreed to serve as a non-executive member of the Board during the Board Service Period for no additional compensation, has provided the Company with a general release of claims (subject to customary exceptions, including for rights to indemnification protection, vested benefits and benefits pursuant to the Transition Agreement) which will be reaffirmed on or following the Separation Date and has reaffirmed the restrictive covenants set forth in the Restrictive Covenant Agreement that he executed on March 20, 2019 in favor of the Company and its affiliates.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On July 2, 2024, the Company issued a press release announcing the events described in Item 5.02 above and Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Appointment of Dale Wolf as Chair of the Board

The Board has appointed Dale Wolf as Chair of the Board effective July 1, 2024. Mr. Wolf has served on the Board since November 2019 and will assume the role from outgoing Chair Richard Barasch.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits

Exhibit No.	Description
10.1	Transition Letter Agreement, between AdaptHealth Corp. and Joshua Parnes, dated July 2, 2024.
99.1	Press Release dated July 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 3, 2024

AdaptHealth Corp.

By:	/s/ Jonathan B. Bush
	Name:	Jonathan B. Bush
	Title:	General Counsel

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